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                                                                    EXHIBIT 22.1

                         SUBSIDIARIES OF THE REGISTRANT

   Each of the below listed subsidiaries is 100% directly or indirectly owned by CSP Inc. except as otherwise indicated, and all are included in the consolidated financial statements.

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
                                                               State or other
                                                               Jurisdiction of
                                                               Incorporation/
   Name of Subsidiary                                           Organization
   ------------------                                          ---------------
   CSP Inc.................................................. Massachusetts
    43 Manning Road
    Billerica, MA 01821-3901

   CSP Securities Corp...................................... Massachusetts
    43 Manning Road
    Billerica, MA 01821-3901

   CSP Foreign Sales Corp., Ltd............................. U.S. Virgin Islands
    43 Manning Road
    Billerica, MA 01821-3901

   Scanalytics, Inc......................................... Delaware
    8550 Lee Highway, Suite 400
    Fairfax, VA 22031-1515

   MODCOMP, Inc............................................. Florida
    1650 West McNab Road
    Ft. Lauderdale, FL 33309
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